Web Hosting Solutions Limited
INDEX TO AUDITED FINANCIAL STATEMENTS
March 31, 2015 and 2014

805 Third Avenue Suite 1430 New York, New York 10022 212.838.5100 212.838.2676/ Fax www.rbsmllp.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Web Hosting Solutions Limited

We have audited the accompanying balance sheets of Web Hosting Solutions Limited. (the “Company”) as of March 31, 2015 and 2014, and the related statements of operations and comprehensive income, stockholders’ equity, and cash flows for each of the two years in the period ended March 31, 2015. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of March 31, 2015 and 2014, and the results of its operations and its cash flows for each of the two years in the period ended March 31, 2015, in conformity with accounting principles generally accepted in the United States of America.

RBSM LLP

New York , NY March 26, 2016

New York NY, Washington DC, San Francisco CA, Las Vegas Nevada, Houston Texas, Kansas City KS Mumbai India, Beijing China, Athens Greece
Member of ANTEA International with affiliated offices worldwide

Web Hosting Solutions Limited
Balance Sheets

	March 31, 2015	March 31, 2014

ASSETS
Current Assets
Cash and cash equivalents	$10,354	$21,501
Total Current Assets	10,354	21,501
Equipment, net	629	944
TOTAL ASSETS	$10,983	$22,445

LIABILITIES AND STOCKHOLDER'S EQUITY
Current Liabilities
Taxes Payable	$5,059	$4,159
Due to related party	12,712	4,740
TOTAL LIABILITIES	17,771	8,899

STOCKHOLDER'S EQUITY
Common stock, $2 par value, 1 share authorized;
1 share issued and outstanding	2	2
Stockholder Receivable	(26,502)	(2,332)
Retained earnings	20,773	15,607
Accumulated other comprehensive income (loss)	(1,061)	269
TOTAL STOCKHOLDER'S EQUITY	(6,788)	13,546
TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY	$10,983	$22,445

The accompanying notes are an integral part of these financial statements.

Web Hosting Solutions Limited
Statements of Operations and Comprehensive Income

	Year Ended	Year Ended
	March 31, 2015	March 31, 2014

REVENUES	$64,073	$64,274
COST OF GOODS SOLD	12,394	16,206
GROSS PROFIT	51,679	48,068

OPERATING EXPENSES
Depreciation	329	329
General and administrative	14,802	10,478
Professional fees	604	555
Salaries and Payroll	12,414	11,446
Total Operating Expenses	28,149	22,808

INCOME FROM OPERATIONS	23,530	25,260

OTHER INCOME
Interest income	(2)	(1)
Total Other Income	(2)	(1)

INCOME BEFORE INCOME TAXES	23,532	25,261
Provision for income taxes	(3,359)	(1,947)
Net Income	20,173	23,314

OTHER COMPREHENSIVE LOSS (GAIN)
Foreign Currency Translation Adjustments	1,330	(269)

TOTAL COMPREHENSIVE INCOME	$18,843	$23,583

BASIC AND DILUTED INCOME PER COMMON SHARE
Basic and Diluted Weighted Average Common Shares Outstanding	1	1

The accompanying notes are an integral part of these financial statements.

Web Hosting Solutions Limited
Statement of Stockholder’s Equity

			Accumulated Other			Total
	Common Stock		Comprehensive	Stockholder	Retained	Stockholder's
	Number of Shares	Amount	Income (Loss)	Receivable	Earnings (Deficit)	Equity (Deficit)

Balance – May 20, 2012 (Inception)	$-	$-	$-	$-	$-	$-
Issuance of common stock	1	2	-	-	-	2
Net income (loss)	-	-	-	-	(1,631)	(1,631)
Foreign currency translation adjustments	-	-	-	-	-	-
Balance – March 31, 2013	$1	$2	-	$-	$(1,631)	$(1,629)
Net income	-	-	-	-	23,314	23,314
Dividends Paid	-	-	-	-	(6,076)	(6,076)
Shareholder drawings			-	(2,332)	-	(2,332)
Foreign currency translation adjustments	-	-	269	-	-	269
Balance - March 31, 2014	$1	$2	$269	$(2,332)	$15,607	$13,546
Net income	-	-	-	-	20,173	20,173
Dividends Paid	-	-	-	-	(15,007)	(15,007)
Shareholder drawings			-	(24,170)	-	(24,170)
Foreign currency translation adjustments	-	-	(1,330)	-	-	(1,330)
Balance - March 31, 2015	$1	$2	$(1,061)	$(26,502)	$20,773	$(6,788)

The accompanying notes are an integral part of these financial statements.

Web Hosting Solutions Limited
Statements of Cash Flows

	Year Ended	Year Ended
	March 31, 2015	March 31, 2014

CASH FLOWS FROM OPERATING ACTIVITIES
TOTAL NET INCOME	$20,173	$23,314
Adjustments to reconcile net income to net cash from operating activities:
Depreciation	329	329
Changes in operating assets and liabilities:
Taxes Payable	887	1,827
Net cash provided by operating activities	21,389	25,470

CASH FLOWS FROM INVESTING ACTIVITIES
Advances to shareholder	(24,171)	(7,242)
Net cash used in investing activities	(24,171)	(7,242)

CASH FLOWS FROM FINANCING ACTIVITIES
Due to Related Party	7,972	4,740
Dividends paid	(15,007)	(6,076)
Net cash used in financing activities	(7,035)	(1,336)

Effects on changes in foreign exchange rate	(1,330)	269

Net increase (decrease) in cash and cash equivalents	(11,147)	17,161
Cash and cash equivalents - beginning of period	21,501	4,340
Cash and cash equivalents - end of period	$10,354	$21,501

Supplemental Cash Flow Disclosures
Cash paid for interest	$-	$-
Cash paid for income taxes	$(1,903)	$(397)

Non-cash Financing and Investing Activities
Loan forgiveness by prior officer	$-	$-
Loan forgiveness by shareholder	$-	$-

The accompanying notes are an integral part of these financial statements.

Web Hosting Solutions Limited
Notes to the Financial Statements
March 31, 2015

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Web Hosting Solutions Limited ("Web Hosting", the "Company") was founded in England on May 30, 2012. The Company provides web hosting services. The Company's fiscal year end is March 31.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Financial Statements and related disclosures have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC").  The Financial Statements have been prepared using the accrual basis of accounting in accordance with Generally Accepted Accounting Principles ("GAAP") of the United States.

Foreign Currency Translation and Re-measurement

The Company's functional currency is British Pound and reporting currency is the U.S. dollar. All transactions initiated in British Pounds are translated into U.S. dollars in accordance with ASC 830-30, "Translation of Financial Statements," as follows:

i)	Assets and liabilities at the rate of exchange in effect at the balance sheet date.
ii)	Equity at historical rates.
iii)	Revenue and expense items at the average rate of exchange prevailing during the period.

Adjustments arising from such translations are included in accumulated other comprehensive income in shareholders’ equity.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. The estimates and judgments will also affect the reported amounts for certain revenues and expenses during the reporting period. Actual results could differ from these good faith estimates and judgments.

Cash and Cash Equivalents

Cash and cash equivalents include cash in banks, money market funds, and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value.

Accounts Receivable

Accounts receivable consists of trade receivables from customers. The Company evaluates the collectability of its accounts receivable on an on-going basis and writes off the amount when it is considered to be uncollectible.

Financial Instruments

The Company follows ASC 820, "Fair Value Measurements and Disclosures",  which defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date.  ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity's own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3).

The three levels of the fair value hierarchy are described below:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

Concentrations of Credit Risk

The Company's financial instruments that are exposed to concentrations of credit risk primarily consist of its cash and cash equivalents and accounts receivable. The Company places its cash and cash equivalents with financial institutions of high credit worthiness.  At times, its cash and cash equivalents with a particular financial institution may exceed any applicable government insurance limits.  The Company evaluates the collectability of its accounts receivable on an on-going basis and requests deposits whenever it is necessary. The Company's management plans to assess the financial strength and credit worthiness of any parties to which it extends funds, and as such, it believes that any associated credit risk exposures are limited.

Property, Plant and Equipment

Property, plant and equipment are carried at cost less accumulated depreciation. Cost includes all direct costs necessary to acquire and prepare assets for use, including internal labor and overhead in some cases. Depreciation of property, plant and equipment is provided on the straight-line method over estimated useful lives. The costs of repairs and maintenance are expensed when incurred, while expenditures for refurbishments and improvements that significantly add to the productive capacity or extend the useful life of an asset are capitalized. When assets are retired or sold, the asset cost and related accumulated depreciation are eliminated with any remaining gain or loss recognized in net earnings.

Depreciation has been provided at the following rates in order to write off the assets over their estimated useful lives.

Computer Equipment                                                       4 years straight line

Long-lived Assets

Long-lived assets such as property, plant and equipment and identifiable intangibles are reviewed for impairment whenever facts and circumstances indicate that the carrying value may not be recoverable. When required impairment losses on assets to be held and used are recognized based on the fair value of the asset. The fair value is determined based on estimates of future cash flows, market value of similar assets, if available, or independent appraisals, if required.  If the carrying amount of the long-lived asset is not recoverable from its undiscounted cash flows, an impairment loss is recognized for the difference between the carrying amount and fair value of the asset.  When fair values are not available, the Company estimates fair value using the expected future cash flows discounted at a rate commensurate with the risk associated with the recovery of the assets.  We did not recognize any impairment losses for any periods presented.

Revenue Recognition

The Company recognizes revenue from the sale of products and services in accordance with ASC 605,"Revenue Recognition."

The Company recognizes revenue from services only when all of the following criteria have been met:

i)	Persuasive evidence for an agreement exists;
ii)	Service has been provided;
iii)	The fee is fixed or determinable; and,
iv)	Collection is reasonably assured.

Revenue related to consulting service is fully recognized when the above criteria are met.

Share-based Expenses

ASC 718 "Compensation – Stock Compensation" prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired.  Transactions include incurring liabilities, or issuing or offering to issue shares, options,  and other equity instruments such as employee stock ownership plans and stock appreciation rights.  Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50, "Equity – Based Payments to Non-Employees."  Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable:  (a) the goods or services received; or (b) the equity instruments issued.  The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

There were no share-based expenses for the period ended March 31, 2015 and 2014.

Deferred Income Taxes and Valuation Allowance

The Company accounts for income taxes under ASC 740 "Income Taxes."  Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs.  A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.  No deferred tax assets or liabilities were recognized as at March 31, 2015 and 2014.

Net Loss Per Share of Common Stock

The Company has adopted ASC Topic 260, "Earnings per Share," ("EPS") which requires presentation of basic EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation.  In the accompanying financial statements, basic loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period.

The Company has no potentially dilutive securities, such as options or warrants, currently issued and outstanding.  Diluted earnings per share are based on the Company’s earnings per share including consideration of dilutive securities.  For the periods ending March 31, 2015 and 2014, no such securities are issued and outstanding.

Recent Accounting Pronouncements

In May 2014 and again in August 2015, the Financial Accounting Standards Board issued amended accounting guidance on revenue recognition that will be applied to all contracts with customers. The objective of the new guidance is to improve comparability of revenue recognition practices across entities and to provide more useful information to users of financial statements through improved disclosure requirements. This guidance is effective for annual and interim periods beginning in 2019. Early adoption is permitted, but only beginning in 2018. The Company is currently assessing the impact of adoption on its financial statements.

NOTE 4 – EQUIPMENT

	March 31, 2015	March 31, 2014
Equipment	$1,259	$1,259
Less accumulated depreciation	(630)	(315)
	$630	$944

The Company recorded $329 and $329 of depreciation for the periods ended March 31, 2015 and 2014, respectively.

NOTE 5 – RELATED PARTY TRANSACTIONS

The Company had amounts owing to a related party of $12,712 and $4,740 as of March 31, 2015 and March 31, 2014, respectively.  The related party is an entity owned by the shareholder.   The amounts are non-interest bearing and have no terms of repayment.

The Company had amounts owing from the director of the company, a shareholder, of $26,501 and $2,332 as of March 31, 2015 and March 31, 2014, respectively.  The amounts are non-interest bearing and have no terms of repayment.

During the period ended March 31, 2015, the Company paid the director a salary of $12,414.  For the period ended March 31, 2014, the Company paid the director a salary of $11,446.

NOTE 6 - EQUITY

Authorized Stock

The Company has 1 authorized common share. Each common share entitles the holder to one vote, in person or proxy, on any matter on which action of the stockholders of the corporation is sought.

Common Shares

On May 20, 2012, the Company issued 1 common share for $2 cash.

NOTE 7 -PROVISION FOR INCOME TAXES

The Company provides for income taxes under ASC 740, "Income Taxes”. ASC 740 requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax basis of assets and liabilities and the tax rates in effect when these differences are expected to reverse. It also requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

The Company is subject to taxation in the Great Britain. The Company’s income tax rate was 20% for 2015 and 2014.

	Year Ended	Year Ended
	March 31, 2015	March 31, 2014
Income tax expense (benefit) at statutory rate	$3,359	$1,947
Change in valuation allowance	(3,359)	(1,947)
Income tax expense	$-	$-)

The tax effects of temporary differences that give rise to the Company’s net deferred tax assets as of March 31, 2015 and March 31, 2014 are as follows:

exe	March 31, 2015	March 31, 2014
Net Operating Profits	$4,154	$3,121
Valuation allowance	(4,154)	(3,121)
Net deferred tax asset	$-	$-)

During the years ended March 31, 2015 and 2014, the Company had income tax expenses of $3,359 and $1,947 respectively.

NOTE 8 – COMMITMENTS AND CONTINGENCIES

From time to time the Company may become a party to litigation matters involving claims against the Company. Management believes that it is adequately insured for its operations and there are no current matters that would have a material effect on the Company's financial position or results of operations.  For the period ending March 31, 2015 and March 31, 2014, no litigation matters were noted by the Company.

NOTE 9 -SUBSEQUENT EVENTS

On October 23, 2015, the shareholder operating the company entered into a Share Purchase Agreement to sell all of the outstanding shares of capital stock to Data Cloud Inc. for $72,000.  The shareholder will be appointed to the Board of Directors and be subject to Data Cloud Inc.’s governing documents.  Data Cloud Inc. will employ the shareholder at a fixed salary of $2,700 per month.  In addition, the shareholder will be entitled to 15% of all annual profits during the period of employment.  Data Cloud Inc. will reimburse the shareholder for office space rental and an automobile lease not to exceed $300 per month and $350 per month, respectively.

Data Cloud Inc. will also invest $15,000 per month in debt or equity for the three months following the Share Purchase Agreement.